Exhibit 99.1

WESTERN SIZZLIN CORPORATION

ROANOKE, VA. (May 20, 2008)—Western Sizzlin Corporation (NASDAQ: WEST) announced today financial results for the first quarter, which ended March 31, 2008. The Company’s previously filed its quarterly report on Form 10-Q on May 15, 2008.  The summary financial data contained in this earnings release is qualified in its entirety by, and we urge shareholders to carefully read, our quarterly report on Form 10-Q, which has been posted at www.westernsizzlin.com and filed with the SEC at www.sec.gov.

	Quarters Ended March 31,
	2008	2007
Income from restaurant and franchise operations per GAAP	$131,543	$313,677
Plus: Depreciation and amortization expense	265,002	265,934
Plus: Claims settlement and legal fees associated with lawsuit	137,784	14,459
Income from restaurant and franchise operations (excluding depreciation and amortization expense and expenses associated with the lawsuit)	$534,329	$594,070

Expenses in connection with franchise operations were higher in the first quarter because of development costs of a new concept (Western Sizzlin Express) and in anticipation of other franchise openings later in the year. In addition, the Company incurred other expenses in the first quarter in connection with its listing on NASDAQ, the adoption of new accounting pronouncements, and expenditures associated with a lawsuit.

Investment activities expenses were the result of a tender offer for ITEX, a proxy contest with Steak n Shake, and the anticipated acquisition of Mustang Capital, and Western Real Estate, L.P.

It is important to note that the summary financial data set forth below reflect a modification in the accounting treatment that now affects the reporting of our investment portfolio.  In past years, investments (namely, marketable securities) were held directly by Western, and changes in value affected the net worth on our balance sheet and were not reflected on our income statement, unless we sold holdings. In 2007, we formed an investment partnership and transferred most of our equity positions into Western Acquisitions, LP, which is managed by Western Investments, Inc., a wholly owned subsidiary of the company. Because we now own most of our equity positions through Western Acquisitions, L.P., which is consolidated on our financial statements and is treated as an investment company to adhere to generally accepted accounting principles (GAAP) purposes, changes in fair value of our investments in marketable equity securities are now applied to earnings every quarter. We believe that the application of certain GAAP requirements, which dictate that our investments be marked-to-market through earnings, can distort net income figures and comparisons between periods. However, despite the different accounting treatment, we believe that simply holding securities in different legal structures does not change our views on the intrinsic value of our investee companies, which we believe is primarily driven by cash flows that can be distributed out of the business.

WESTERN SIZZLIN CORPORATION

Consolidated Balance Sheets
March 31, 2008 and December 31, 2007

	March 31, 2008	December 31, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$765,929	$727,378
Trade accounts receivable, net of allowance for doubtful accounts of $224,957 in 2008 and $198,425 in 2007	940,826	994,085
Current installments of notes receivable, less allowance for impaired notes of $58,622 in 2008 and $50,904 in 2007	212,246	219,501
Other receivables	70,250	132,283
Income taxes receivable	126,089	90,161
Inventories	85,424	73,017
Prepaid expenses	231,486	228,396
Deferred income taxes	409,620	404,334
Total current assets	2,841,870	2,869,155
Notes receivable, less allowance for impaired notes receivable of $11,283 in 2008 and $15,501 in 2007, excluding current installments	588,235	625,231
Property and equipment, net	1,776,430	1,877,694
Investment in real estate	3,745,152	3,745,152
Investments in marketable securities	12,351,542	15,896,865
Franchise royalty contracts, net of accumulated amortization of $8,981,709 in 2008 and $8,824,135 in 2007	472,722	630,296
Goodwill	4,310,200	4,310,200
Financing costs, net of accumulated amortization of $193,637 in 2008 and $192,832 in 2007	6,574	7,378
Investment in unconsolidated joint venture	350,988	304,996
Deferred income taxes	401,379	235,655
Other assets	6,105	6,450
	$26,851,197	$30,509,072
Liabilities and Stockholders’ Equity
Current liabilities:
Note payable – line of credit	$—	$2,000,000
Due to broker	—	342,022
Current installments of long-term debt	101,848	118,783
Current installment of long-term debt, secured by land held for investment	264,122	—
Accounts payable	830,474	733,983
Accrued expenses and other	1,217,317	1,283,237
Total current liabilities	2,413,761	4,478,025

Long-term debt, excluding current installments	539,895	566,272
Long-term debt, secured by land held for investment, excluding current installments	2,377,098	—
Other long-term liabilities	93,318	89,039
	5,424,072	5,133,336

Minority interest	1,822,533	1,873,748
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, series A, $10 par value (involuntary liquidation preference of $10 per share). Authorized 25,000 shares; none issued and outstanding	—	—
Convertible preferred stock, series B, $1 par value (involuntary liquidation preference of $1 per share). Authorized 875,000 shares; none issued and outstanding	—	—
Common stock, $0.01 par value. Authorized 4,000,000 shares; issued and outstanding 2,696,625 in 2008 and 2007	26,967	26,967
Additional paid-in capital	20,415,785	20,415,785
Retained earnings (accumulated deficit)	(872,806)	2,978,189
Accumulated other comprehensive income — unrealized holding gains, net of taxes	34,646	81,047
Total stockholders’ equity	19,604,592	23,501,988
	$26,851,197	$30,509,072

WESTERN SIZZLIN CORPORATION

Consolidated Statements of Operations
Three Months Ended March 31, 2008 and 2007
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Revenues:
Company-operated restaurants	$3,126,110	$3,048,300
Franchise operations	1,049,141	1,081,390

Total revenues	4,175,251	4,129,690

Costs and expenses — restaurant and franchise operations:
Company-operated restaurants — food, beverage and labor costs	2,310,888	2,263,659
Restaurant occupancy and other	559,938	602,966
Franchise operations — direct support	304,535	274,450
Subleased restaurant property expenses	27,303	19,644
Corporate expenses	484,250	388,603
Depreciation and amortization expense	265,002	265,934
Claims settlement and legal fees associated with lawsuit	137,784	14,459
Total costs and expenses — restaurant and franchise operations	4,089,700	3,829,715

Equity in income of joint venture	45,992	13,702
Income from restaurant and franchise operations	131,543	313,677

Net realized loss on sales of marketable securities	(40,606)	—
Net unrealized losses on marketable securities held by limited partnership	(4,162,663)	—
Expenses of investment activities, including interest of $23,808 in 2008	(500,267)	(61,897)
Loss from investment activities	(4,703,536)	(61,897)

Other income (expense):
Interest expense	(38,447)	(20,324)
Interest income	20,864	16,578
Other, net	602	3,697
Total other income (expense), net	(16,981)	(49)

Income (loss) before income tax expense and minority interest	(4,588,974)	251,731

Income tax expense (benefit):
Current	(4,194)	9,927
Deferred	(142,571)	91,847
Total income tax expense (benefit)	(146,765)	101,774
Minority interest in net loss of limited partnership	591,214	—
Net income (loss)	$(3,850,995)	$149,957

Earnings (loss) per share (basic and diluted):
Net income (loss)	$(1.43)	$.08

WESTERN SIZZLIN CORPORATION

Consolidated Statement of Changes in Stockholders’ Equity
Three Months Ended March 31, 2008
(Unaudited)

	Common Stock		Additional Paid-in	Retained Earnings (Accumulated	Accumulated Other Comprehensive
	Shares	Dollars	Capital	Deficit)	Income	Total
Balances, December 31, 2007	2,696,625	$26,967	$20,415,785	$2,978,189	$81,047	$23,501,988
Net loss				(3,850,995)		(3,850,995)
Change in unrealized holding gains, net of taxes of $28,439					(46,401)	(46,401)
Comprehensive loss						(3,897,396)
Balances, March 31, 2008	2,696,625	$26,967	$20,415,785	$(872,806)	$34,646	$19,604,592

WESTERN SIZZLIN CORPORATION

Consolidated Statements of Cash Flows
Three Months Ended March 31, 2008 and 2007
(Unaudited)

	Three Months Ended
	March 31
	2008	2007
Cash flows from operating activities:

Net income (loss)	$(3,850,995)	$149,957

Adjustments to reconcile net income (loss) to net cash used in operating activities:

Restaurant and franchise activities:
Depreciation and amortization of property and equipment	106,278	107,317
Amortization of franchise royalty contracts and other assets	157,574	157,574
Amortization of finance costs	805	1,041
Provision for doubtful accounts	30,000	30,000
Equity in income of unconsolidated joint venture	(45,992)	(13,702)
Share-based compensation	—	5,920
Provision for deferred income taxes (benefit)	(173,000)	91,847
(Increase) decrease in current assets and other assets	78,461	(219,200)
Increase in current liabilities and other liabilities	110,533	6,462
	264,659	167,259
Investment activities:
Realized losses on sales of marketable securities, net	40,606
Unrealized losses on marketable securities, net	4,162,663	—
Minority interest in net loss of limited partnership	(591,214)	—
Proceeds from sales of marketable securities	70,809	—
Purchase of marketable securities	(803,595)	(384,244)
Decrease in due to broker	(342,022)	—
Provision for deferred income taxes	30,429	—
Decrease in current liabilities	(75,683)	—
	2,491,993	(384,244)

Net cash used in operating activities	(1,094,343)	(67,028)

Cash flows from investing activities:
Repayments on advances to joint venture	—	25,400
Additions to property and equipment	(5,014)	(1,433)
Net cash provided by (used in) investing activities	(5,014)	23,967

Cash flows from financing activities:
Cash received from exercise of stock options	—	17,000
Proceeds from issuance of long-term debt	2,641,220	—
Payments on long-term debt	(43,312)	(39,264)
Payments on line of credit borrowings	(2,000,000)	—
Capital contributions from minority interests in limited partnership	540,000	—

Net cash provided by (used in) financing activities	1,137,908	(22,264)

Net increase (decrease) in cash and cash equivalents	38,551	(65,325)

Cash and cash equivalents at beginning of the period	727,378	2,344,644

Cash and cash equivalents at end of the period	$765,929	$2,279,320

Supplemental disclosure of cash flow information:
Cash payments for interest	$62,615	$20,651
Adoption of FIN-48 (non-cash)	$—	$118,675
Income taxes paid, net of refunds	$31,734	$2,485

Investment in Unconsolidated Joint Venture

The Company is a partner in a 50/50 joint venture in Harrisonburg, Virginia. The Company is accounting for the investment using the equity method and the Company’s share of the net income of the joint venture is reported in the accompanying statements of operations as equity in earnings of unconsolidated joint venture.  The restaurant opened for business on December 14, 2006.

Financial Data of Joint Venture

The following is selected financial information for the joint venture as of and for the three months ended March 31, 2008 and 2007, respectively:

	Three Months Ended	Three Months Ended
	March 31, 2008	March 31, 2007
	(unaudited)	(unaudited)
Statement of Operations Data:
Total revenues	$1,204,942	$1,329,125
Cost of food	489,503	595,493
Payroll expense	353,340	420,819
Gross profit	362,099	312,813
Marketing and smallware expense	47,768	56,603
General and administrative	111,669	117,149
Depreciation and amortization	50,460	49,699
Interest	54,082	55,496
Net income	91,986	27,403
Balance Sheet Data:
Cash	$334,166	$183,820
Prepaid expenses	18,899	37,134
Inventory	21,187	21,331
Land, leasehold improvements, and construction in progress	3,702,795	3,897,437
Loan costs, net	11,565	13,090
Total assets	4,089,417	4,153,839
Loan payable	3,092,720	3,270,327
Accounts payable and accrued expenses	354,720	342,313
Members’ equity	641,977	262,363

About Western Sizzlin Corporation

Western Sizzlin Corporation is a holding company which owns a number of subsidiaries. Its most important business activity is conducted through Western Sizzlin Franchise Corporation, which franchises and operates 121 restaurants in 20 states. Financial decisions are centralized at the holding company level, and management of operating businesses is decentralized at the business unit level. Western’s prime objective is to maximize its intrinsic business value per share over the long term. In fulfilling this objective, Western will engage in a number of diverse business activities to achieve above-average returns on capital in pursuit of maximizing the eventual net worth of its stockholders.

Forward Looking Statements

This news release may include “forward-looking statements” within the meaning of the federal securities laws. These statements concerning anticipated future results are based on current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ markedly from those projected or discussed here. Western Sizzlin Corporation cautions readers not to place undue reliance upon any such forward-looking statements, for actual results may differ materially from expectations. Further information on the types of factors that could affect the Company can be found in the Company’s filings with the SEC.

Comment on Regulation G

This press release includes non-GAAP financial numbers. The reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is set forth in the table above.

Western presents its results in the way its management believes will be most meaningful and useful, as well as most transparent, to the investing public and others who use Western’s financial information. That presentation includes the use of certain non-GAAP financial measures.